Exhibit 99.1

PRESS RELEASE
Contact:	Jeff Merecka
Chief Financial Officer
713-751-2715
For Immediate Release
STEWART & STEVENSON APPOINTS
RON E. WHITTER, CHIEF ACCOUNTING OFFICER
     Houston, August 1, 2007 – Stewart & Stevenson LLC announced today the appointment of Ron E. Whitter, 45, as its Chief Accounting Officer.
     Mr. Whitter is a Certified Public Accountant and has held various accounting and financial positions with Oil States International, Norfolk Energy, and Transco Energy during his 22 year career. Prior to joining Stewart & Stevenson LLC, Mr. Whitter served as Chief Financial Officer of Warrior Energy Services Corporation, a publicly traded oilfield service company based in Columbus, Mississippi.
     Stewart & Stevenson is a leading designer, manufacturer and marketer of specialized equipment and provides aftermarket parts and services to the oil and gas and other industries. Stewart & Stevenson’s diversified product lines include equipment for well stimulation, well servicing and workover rigs, drilling rigs, coiled tubing, cementing, nitrogen pumping, power generation and electrical systems as well as engines, transmissions and material handling equipment.